FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2015 SECOND-QUARTER RESULTS

•	Record net revenues of $409.2 million, up 35% over second-quarter 2014

•	Record Adjusted EBITDA of $157.2 million, 34% above 2014’s second-quarter

•	Record Kentucky Oaks and Derby week Adjusted EBITDA, grows $6.0 million over prior year

•	Record first half net cash from operating activities of $194.2 million, up 63% over prior year

LOUISVILLE, Ky. (July 29, 2015) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today reported business results for the second-quarter ended June 30, 2015.

MANAGEMENT COMMENTARY
Bill Carstanjen, CDI’s Chief Executive Officer: “Our second-quarter delivered record revenues and Adjusted EBITDA driven primarily by a fantastic 2015 Kentucky Oaks and Derby and by the contributions of our Big Fish Games division. While all of our segments showed improvements, Big Fish Games was our largest growth catalyst for the quarter and further validates our strategy to enter the online and mobile games segment.”

CONSOLIDATED RESULTS
(in millions, except per share data):

	Second Quarter
	2015	2014	% Change
GAAP Measures:
Net revenues	$409.2	$303.5	35
Net earnings	55.0	57.3	(4)
Diluted earnings from continuing operations per share	$3.10	$3.21	(3)
Net cash flow provided by operating activities	194.2	119.1	63

Non-GAAP Measure:
Adjusted EBITDA	$157.2	$117.0	34

U: > 100% unfavorable; F: > 100% favorable
During the second-quarter of 2015, CDI net revenues increased $105.8 million, or 35%, from the prior year, primarily due to additional revenues from Big Fish Games which the Company acquired in December 2014.

Churchill Downs Incorporated Reports 2015 Second-Quarter Results
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Total Adjusted EBITDA increased $40.2 million, or 34%, driven primarily by the addition of Big Fish Games’ Adjusted EBITDA of $28.2 million. In addition, Casino Adjusted EBITDA increased $1.8 million, as the majority of our properties improved either from strong revenue trends or margin improvements from operating cost efficiencies. TwinSpires Adjusted EBITDA increased $2.6 million driven by handle growth and the discontinuation of Luckity.com. Finally, Racing Adjusted EBITDA improved $7.1 million due to another record Kentucky Oaks and Derby week growing year-over-year by $6.0 million and the 2014 leasing of Calder’s pari-mutuel operations to a third party.

BIG FISH GAMES RESULTS
(in millions):

	Second Quarter
	2015	2014 (1)	% Change
Bookings
Casino	$48.2	$36.8	31
Free-to-Play Casual	36.5	7.5	F
Premium	28.0	36.1	(22)
Total Bookings	$112.7	$80.4	40

Net revenues	$104.5	$—	F
Adjusted EBITDA	28.2	—	F

(1) Big Fish Games bookings for period ended June 30, 2014 not included in the consolidated financial results for CDI. Included for comparative purposes only.
The chart above includes second-quarter bookings for 2015 as well as pre-acquisition results for second-quarter 2014. Bookings are a non-GAAP financial measure equal to the revenue recognized plus the change in deferred revenue for the period.
During the second-quarter, Big Fish Games contributed revenues of $104.5 million and Adjusted EBITDA of $28.2 million. Comparing results to Big Fish Games before CDI’s acquisition, total bookings for the quarter increased $32.2 million, or 40%, driven by growth in both the Casino and Free-to-Play Casual segments. Casino bookings grew by $11.5 million, driven by a 24% increase in quarterly average paying users and a 6% increase in average bookings per paying user compared to the second-quarter of 2014. Free-to-Play Casual continues to enjoy the success of its Gummy Drop! product, which launched in the third-quarter of 2014, with total bookings’ growth of $29.0 million driven by a 173% increase in quarterly average paying users and a 78% increase in average bookings per paying user. Premium bookings declined $8.1 million, or 22%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games. In addition, the strengthening U.S. dollar (USD) as compared to other currencies where our Premium segment operates resulted in conversion to lower USD bookings of approximately $1.4 million.

Churchill Downs Incorporated Reports 2015 Second-Quarter Results
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CASINO RESULTS
(in millions):

	Second Quarter
	2015	2014	% Change

Net revenues	$83.8	$81.8	2
Adjusted EBITDA	28.0	26.2	7
During the second-quarter of 2015, Casino revenues increased $2.0 million, or 2%, from the prior year. Oxford revenues increased $1.6 million, reflective of both total gaming market growth and increased market share. VSI revenues grew $0.9 million from the addition of new video poker machines throughout our Louisiana properties. Partially offsetting the overall growth was a decline in revenues of $0.5 million at Fair Grounds Slots due to a recently implemented smoking ban in Orleans Parish.
Casino Adjusted EBITDA increased by $1.8 million due to improved margins and operating efficiencies at a majority of our properties plus stronger revenue trends at our Oxford Maine facility.

TWINSPIRES RESULTS
(in millions):

	Second Quarter
	2015	2014	% Change

Net revenues	$60.7	$57.1	6
Adjusted EBITDA	16.7	14.1	19
Total handle	289.4	266.5	9
During the second-quarter of 2015, TwinSpires revenues improved $3.7 million due to an 8.6% increase in handle and an increase of 17% in unique players.
TwinSpires Adjusted EBITDA increased $2.6 million, from organic revenue growth and a reduction in Pennsylvania pari-mutuel taxes from a favorable tax ruling received during the third quarter of 2014, partially offset by higher New York taxes.

RACING RESULTS
(in millions):

	Second Quarter
	2015	2014	% Change

Net revenues	$155.4	$159.4	(3)
Adjusted EBITDA	85.2	78.1	9
Total handle	557.8	667.6	(16)
During the second-quarter of 2015, revenues generated by Racing decreased $4.0 million as the cessation of Calder's pari-mutuel operations on July 1, 2014, accounted for a loss of 40 live race days and a corresponding decline in revenues of $9.0 million as compared to the prior year. Declines in revenues at Arlington also contributed to the overall decrease. Arlington’s decline was a result of the reduction in

Churchill Downs Incorporated Reports 2015 Second-Quarter Results
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state purse subsidies which led to a decrease in live race days and field sizes. Partially offsetting these declines was an increase at Churchill Downs of $8.4 million driven primarily from the successful Kentucky Oaks and Derby week.
Racing Adjusted EBITDA increased $7.1 million, due to a record-breaking Kentucky Oaks and Derby week with increased profitability of $6.0 million, as well as improved performance at Calder due to the cessation of pari-mutuel operations during July 2014.
BUSINESS RESULTS CONFERENCE CALL
A conference call regarding this news release is scheduled for Thursday, July 30, 2015, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com, or by dialing (877) 372-0878 and entering the pass code 59263186 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. The online replay will be available at approximately noon EDT and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”). Churchill Downs Incorporated uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.
ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as casino operations in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; and a 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, in Lebanon, Ohio. CDI also owns Big Fish Games, Inc., one of the world’s largest producers and distributors of casual games; the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

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Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the impact of increasing insurance costs; the impact of interest rate fluctuations; maintaining favorable relationships we have with third-party mobile platforms, the inability to secure new content from third-party developers on favorable terms, keeping our games free from programming errors or flaws, the effect if smart phone and tablet usage does not continue to increase; the financial performance of our racing operations; the impact of casino competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel or casino activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenues or costs of racing in those states; the presence of wagering and casino operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the ability of Big Fish Games or TwinSpires to prevent security breaches within their online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic or anticipated levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limitation, agreements on sharing of revenues from casinos and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.
You should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2014 for further information, including Part I - Item 1A, "Risk Factors" of our Form 10-K for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate.

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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited) (in thousands, except per common share data)

	Three Months Ended
	June 30,
	2015	2014	% Change
Net revenues:
Big Fish Games	$104,526	$—	F
Casinos	83,770	81,779	2
TwinSpires	60,748	57,076	6
Racing	155,436	159,435	(3)
Other	4,759	5,182	(8)
	409,239	303,472	35
Operating expenses:
Big Fish Games	83,446	—	U
Casinos	61,062	62,005	(2)
TwinSpires	37,607	36,811	2
Racing	75,850	85,483	(11)
Other	5,303	6,350	(16)
Research and development	9,847	—	U
Selling, general and administrative expenses	22,035	18,666	18
Acquisition related charges	8,200	—	U
Operating income	105,889	94,157	12
Other income (expense):
Interest income	6	5	20
Interest expense	(7,112)	(4,961)	43
Equity in gains of unconsolidated investments	2,907	2,506	16
Miscellaneous, net	28	393	(93)
	(4,171)	(2,057)	U
Earnings from continuing operations before provision for income taxes	101,718	92,100	10
Income tax provision	(46,674)	(34,767)	34
Net earnings	$55,044	$57,333	(4)

Net earnings per common share data:
Basic
Net earnings	$3.12	$3.23	(3)
Diluted
Net earnings	$3.10	$3.21	(3)

Weighted average shares outstanding:
Basic	17,331	17,531
Diluted	17,735	17,880

Other comprehensive loss:
Foreign currency translation, net of tax effect	(28)	—	U
Other comprehensive loss	(28)	—	U
Comprehensive earnings	$55,016	$57,333	(4)

Churchill Downs Incorporated Reports 2015 Second-Quarter Results
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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per common share data)

	Six Months Ended
	June 30,
	2015	2014	% Change
Net revenues:
Big Fish Games	$196,429	$—	F
Casinos	$169,185	$168,165	1
TwinSpires	106,063	103,160	3
Racing	179,874	190,014	(5)
Other	8,598	9,274	(7)
	660,149	470,613	40
Operating expenses:
Big Fish Games	165,605	—	U
Casinos	121,843	124,051	(2)
TwinSpires	69,388	70,388	(1)
Racing	112,360	128,703	(13)
Other	10,906	12,048	(9)
Research and development	20,079	—	U
Selling, general and administrative expenses	43,607	40,131	9
Acquisition related charges	14,600	—	U
Insurance recoveries, net of losses	—	(431)	(100)
Operating income	101,761	95,723	6
Other income (expense):
Interest income	224	9	F
Interest expense	(14,596)	(9,934)	47
Equity in gains of unconsolidated investments	5,855	4,796	22
Gain on sale of equity investment	5,817	—	F
Miscellaneous, net	(160)	368	U
	(2,860)	(4,761)	(40)
Earnings from continuing operations before provision for income taxes	98,901	90,962	9
Income tax provision	(45,415)	(34,329)	(32)
Net earnings	53,486	56,633	(6)

Net earnings per common share data:
Basic
Net earnings	$3.04	$3.20	(5)
Diluted
Net earnings	$3.02	$3.17	(5)

Weighted average shares outstanding:
Basic	17,300	17,475
Diluted	17,698	17,884

Other comprehensive loss:
Foreign currency translation, net of tax effect	(415)	—	U
Other comprehensive loss	(415)	—	U
Comprehensive earnings	$53,071	$56,633	(6)

Churchill Downs Incorporated Reports 2015 Second-Quarter Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended June 30,
(Unaudited) (in thousands, except per common share data)

	2015	2014	% Change
Net revenues from external customers:
Big Fish Games	$104,526	$—	F
Casinos:
Calder Casino	19,786	19,873	—
Fair Grounds Slots	9,053	9,586	(6)
VSI	9,389	8,479	11
Harlow's Casino	12,050	11,777	2
Oxford Casino	20,958	19,402	8
Riverwalk Casino	12,534	12,662	(1)
Total Casinos	83,770	81,779	2
TwinSpires	60,748	57,076	6
Racing:
Churchill Downs	126,792	118,348	7
Arlington	18,119	21,193	(15)
Calder	717	9,714	(93)
Fair Grounds	9,808	10,180	(4)
Total Racing	155,436	159,435	(3)
Other Investments	4,502	4,778	(6)
Corporate	257	404	(36)
Net revenues from external customers	$409,239	$303,472	35
Intercompany net revenues:
TwinSpires	$250	$244	2
Racing:
Churchill Downs	5,384	4,945	9
Arlington	1,486	1,777	(16)
Calder	—	351	(100)
Fair Grounds	—	(3)	(100)
Total Racing	6,870	7,070	(3)
Other Investments	1,093	1,210	(10)
Eliminations	(8,213)	(8,524)	(4)
Net revenues	$—	$—
Reconciliation of Adjusted EBITDA to net earnings:
Big Fish Games	$28,238	$—	F
Casinos	27,955	26,174	7
TwinSpires	16,717	14,087	19
Racing	85,195	78,079	9
Other Investments	781	(223)	F
Corporate Adjusted EBITDA	(1,687)	(1,141)	(48)
Total segment Adjusted EBITDA	157,199	116,976	34
Big Fish Games acquisition charges	(8,200)	—	U
Big Fish Games changes in deferred revenue	(8,220)	—	U
Share-based compensation	(3,372)	(3,113)	8
MVG interest expense, net	(536)	(597)	(10)
Other charges and recoveries, net	(777)	(450)	73
Depreciation and amortization	(27,270)	(15,760)	73
Interest (expense) income, net	(7,106)	(4,956)	43
Income tax provision	(46,674)	(34,767)	34
Earnings from continuing operations	55,044	57,333	(4)
Foreign currency translation, net of tax effect	(28)	—	U
Comprehensive earnings	$55,016	$57,333	(4)

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the six months ended June 30,
(Unaudited) (in thousands, except per common share data)

	2015	2014	% Change
Net revenues from external customers:
Big Fish Games	$196,429	$—	F
Casinos:
Calder Casino	40,165	40,456	(1)
Fair Grounds Slots	20,535	21,370	(4)
VSI	18,573	17,233	8
Harlow's Casino	25,730	26,228	(2)
Oxford Casino	38,461	36,921	4
Riverwalk Casino	25,721	25,957	(1)
Total Casinos	169,185	168,165	1
TwinSpires	106,063	103,160	3
Racing:
Churchill Downs	128,800	120,490	7
Arlington	23,931	27,315	(12)
Calder	1,391	17,738	(92)
Fair Grounds	25,752	24,471	5
Total Racing	179,874	190,014	(5)
Other Investments	8,107	8,615	(6)
Corporate	491	659	(25)
Net revenues from external customers	$660,149	$470,613	40
Intercompany net revenues:
TwinSpires	$547	$474	15
Racing:
Churchill Downs	5,617	5,173	9
Arlington	2,444	2,794	(13)
Calder	—	707	(100)
Fair Grounds	858	729	18
Total Racing	8,919	9,403	(5)
Other Investments	1,888	2,108	(10)
Eliminations	(11,354)	(11,985)	(5)
Net revenues	$—	$—
Reconciliation of Adjusted EBITDA to net earnings:
Big Fish Games	$48,264	$—	F
Casinos	56,742	53,425	6
TwinSpires	27,907	24,037	16
Racing	75,998	67,829	12
Other Investments	113	(1,576)	F
Corporate Adjusted EBITDA	(3,554)	(2,247)	(58)
Total segment Adjusted EBITDA	205,470	141,468	45
Insurance recoveries, net of losses	—	431	(100)
Big Fish Games acquisition charges	(14,600)	—	U
Big Fish Games changes in deferred revenue	(21,096)	—	U
Share-based compensation	(6,095)	(8,354)	(27)
MVG interest expense, net	(1,090)	(1,137)	(4)
Other charges and recoveries, net	5,361	(477)	F
Depreciation and amortization	(54,677)	(31,044)	76
Interest (expense) income, net	(14,372)	(9,925)	45
Income tax provision	(45,415)	(34,329)	32
Earnings from continuing operations	53,486	56,633	(6)
Foreign currency translation, net of tax effect	(415)	—	U
Comprehensive earnings	$53,071	$56,633	(6)

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and six months ended June 30,
(unaudited) (in thousands)

	Three Months Ended June 30,		Change
	2015	2014	$	%
Intercompany management fee (expense) income:
Big Fish Games	$(750)	$—	$(750)	U
Casinos	(1,008)	(957)	(51)	(5)
TwinSpires	(875)	(802)	(73)	(9)
Racing	(2,995)	(3,200)	205	6
Other Investments	(75)	(80)	5	6
Corporate Income	5,703	5,039	664	13
Total management fees	$—	$—	$—

	Six Months Ended June 30,		Change
	2015	2014	$	%
Intercompany management fee (expense) income:
Big Fish Games	$(1,500)	$—	$(1,500)	U
Casinos	(3,332)	(3,531)	199	6
TwinSpires	(2,098)	(2,233)	135	6
Racing	(3,693)	(4,178)	485	12
Other Investments	(188)	(213)	25	12
Corporate Income	10,811	10,155	656	6
Total management fees	$—	$—	$—

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CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (unaudited) (in thousands)

	2015	2014
Cash flows from operating activities:
Net earnings	$53,486	$56,633
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	54,677	31,044
Game technology and rights amortization	3,060	—
Acquisition related charges	14,600	—
Asset impairment loss	250	—
Loss on asset disposals	393	66
Gain on sale of equity investment	(5,817)	—
Equity in gains of unconsolidated investments	(5,855)	(4,796)
Dividend from investment in unconsolidated affiliate	7,500	—
Share-based compensation	6,095	8,354
Other	804	302
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisition:
Restricted cash	(2,620)	2,385
Accounts receivable	(13,431)	(13,828)
Other current assets	(8,615)	(4,981)
Game technology and rights	(11,217)	—
Accounts payable	26,972	28,433
Purses payable	10,321	2,036
Accrued expenses	(1,028)	(1,775)
Deferred revenue	422	(25,843)
Income taxes receivable and payable	59,045	38,967
Other assets and liabilities	5,136	2,091
Net cash provided by operating activities	194,178	119,088
Cash flows from investing activities:
Additions to property and equipment	(22,681)	(38,475)
Deferred payments to Big Fish Games former equity holders	(959)	—
Investment in joint ventures	(332)	(6,500)
Proceeds from sale of equity investment	6,000	—
Purchases of minority investments	(81)	(273)
Proceeds on sale of property and equipment	81	88
Net cash used in investing activities	(17,972)	(45,160)
(continued on next page)

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CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (unaudited) (in thousands)

	2015	2014
Cash flows from financing activities:
Borrowings on bank line of credit	189,871	210,854
Repayments on bank line of credit	(346,484)	(211,247)
Tax refund payments to Big Fish Games equity holders	(11,773)	—
Change in bank overdraft	5,222	5,504
Payment of dividends	(17,419)	(15,186)
Repurchase of common stock	—	(61,561)
Repurchase of common stock from share-based compensation	(5,929)	(8,121)
Common stock issued	88	4,525
Windfall tax benefit from share-based compensation	3,103	4,465
Loan origination fees	(26)	(170)
Debt issuance costs	—	(1,029)
Net cash used in financing activities	(183,347)	(71,966)
Net (decrease) increase in cash and cash equivalents	(7,141)	1,962
Effect of exchange rate changes on cash	(1,551)	—
Cash and cash equivalents, beginning of year	67,936	44,708
Cash and cash equivalents, end of year	$59,244	$46,670

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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(unaudited) (in thousands)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$59,244	$67,936
Restricted cash	28,685	26,065
Accounts receivable, net	66,885	75,890
Deferred income taxes	18,759	18,519
Income taxes receivable	—	29,455
Game technology and rights, net	8,250	530
Other current assets	33,243	24,135
Total current assets	215,066	242,530
Property and equipment, net	589,552	595,315
Investment in and advances to unconsolidated affiliate	107,465	109,548
Goodwill	840,947	840,947
Other intangible assets, net	521,607	549,972
Other assets	24,353	24,192
Total assets	$2,298,990	$2,362,504
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,291	$45,597
Bank overdraft	5,766	544
Purses payable	21,490	11,169
Account wagering deposit liabilities	21,160	18,137
Accrued expenses	92,665	93,286
Income taxes payable	32,609	—
Tax refund due to Big Fish Games former equity holders	6,313	18,087
Deferred revenue	10,985	51,833
Deferred revenue - Big Fish Games	62,844	41,747
Big Fish Games deferred payment, current	28,100	27,180
Big Fish Games earnout liability, current	272,850	—
Current maturities of long-term debt	13,750	11,250
Dividends payable	—	17,419
Total current liabilities	634,823	336,249
Long-term debt, net of current maturities	299,992	459,105
Notes payable	300,000	300,000
Big Fish Games deferred payment, net of current amount due	54,200	51,620
Big Fish Games earnout liability, net of current amount due	66,050	327,800
Other liabilities	24,521	21,718
Deferred revenue	13,641	16,489
Deferred income taxes	149,326	149,522
Total liabilities	1,542,553	1,662,503
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,580 shares issued at June 30, 2015 and 17,472 shares issued at December 31, 2014	265,645	262,280
Accumulated other comprehensive loss	(540)	(125)
Retained earnings	491,332	437,846
Total shareholders’ equity	756,437	700,001
Total liabilities and shareholders’ equity	$2,298,990	$2,362,504

Churchill Downs Incorporated Reports 2015 Second-Quarter Results
Page 14 of 14, July 29, 2015

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
for the three and six months ended June 30,
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Casino revenue	$33,119	$33,124	—%	$65,163	$64,287	1%
Non-casino revenue	1,879	1,913	(2)%	3,836	3,544	8%
Net revenues	34,998	35,037	—%	68,999	67,831	2%
Operating and SG&A expenses	25,052	24,777	1%	49,686	48,988	1%
Adjusted EBITDA	9,946	10,260	(3)%	19,313	18,843	2%
Depreciation & amortization expenses	3,154	3,474	(9)%	6,298	6,841	(8)%
Pre-opening expenses	—	—	N/A	—	54	(100)%
Operating income	6,792	6,786	—%	13,015	11,948	9%
Interest (expense) income, net	(1,073)	(1,194)	(10)%	(2,181)	(2,274)	(4)%
Net income	$5,719	$5,592	2%	$10,834	$9,674	12%

Reconciliation of operating income to Churchill Downs' Adjusted EBITDA	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Operating income	$6,792	$6,786	—%	$13,015	$11,948	9%
Pre-opening expenses	—	—	N/A	—	54	(100)%
	6,792	6,786	—%	13,015	12,002	8%
Churchill Downs' Adjusted EBITDA	$3,396	$3,393	—%	$6,508	$6,001	8%

	June 30, 2015	December 31, 2014
Assets
Current assets	$23,382	$24,943
Property and equipment, net	125,597	130,868
Other assets, net	105,059	105,059
Total assets	$254,038	$260,870

Liabilities and Members' Equity
Current liabilities	$17,110	$16,775
Current portion of long-term debt	8,332	8,332
Long-term debt, excluding current portion	23,591	26,584
Other liabilities	75	83
Members' equity	204,930	209,096
Total liabilities and members' equity	$254,038	$260,870